                                                                    EXHIBIT 99.1

[EMS TECHNOLOGIES LOGO]
                                                   NEWS RELEASE
The Science of Wireless Communications             Atlanta, Georgia
                                                   November 8, 2005

                                                   Contact: Investor Relations
                                                   Phone: (770) 729-6510
                                                   E-mail:
                                                   investor.relations@ems-t.com
                                                   WWW.EMS-T.COM


                           EMS TECHNOLOGIES ANNOUNCES
                           RECORD QUARTERLY SALES AND
                   STRONG EARNINGS FROM CONTINUING OPERATIONS

ATLANTA - NOVEMBER 8, 2005 - EMS Technologies, Inc. (Nasdaq - ELMG) today reported strong earnings from continuing operations in the third quarter on record revenues. Third-quarter earnings from continuing operations were $3.3 million or $.29 per share in 2005, which tripled the $1.0 million in earnings, or $.09 per share, reported for the comparable period in 2004. Third-quarter revenues from continuing operations in 2005 were $84.4 million - 46% higher than the revenues of $57.6 million reported in 2004.

         Alfred G. Hansen, president and chief executive officer, commented, "With these latest results, we reported another strong quarterly performance in 2005 based on solid revenue growth, execution and profitability by each of the divisions in our continuing operations. LXE, SATCOM and EMS Wireless set new revenue records for the third quarter, and when consolidated, all divisions combined to set an all-time quarterly revenue record for the Company.

         - "LXE has now reported quarter-over-comparable-quarter growth for twelve consecutive periods. Newer products, especially our latest vehicle-mount computers, helped lead the growth in the third quarter of 2005. To maintain this sales momentum, we continue to expand our product line, including preparations for the full market roll-out of our new MX7 handheld computer, which has Bluetooth wireless technology and voice recognition capabilities. We are also pleased with the success of ongoing customer trials and the market potential of our new family of forklift-mounted RFID readers.

         - "Defense & Space Systems ("D&SS") made a significant third-quarter investment in heightened marketing efforts for specific opportunities. Defense communications programs remain a high priority in the defense budget and we have focused our efforts on this area. We have provided hardware for many long-term, high-priority communications and electronic warfare programs, and we believe that this has placed us in a strong competitive position for future related business.

         - "SATCOM's aeronautical products have firmly established this division as a leading supplier of high-speed data ("HSD") products to both commercial and military markets. Increased sales of HSD products were a significant factor in SATCOM's good performance for the third quarter. Future opportunities also grew during the third quarter, when our HSD products were selected to provide broadband capability on Airbus passenger aircraft. In addition, we believe our previously announced teaming-


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                                                               Atlanta, GA
                                                               November 8, 2005


                  arrangements with the leading original equipment manufacturers of avionics have helped build the potential for our next generation of HSD equipment.

         - "EMS Wireless continued to benefit in the third quarter from renewed build-out activity by U.S. wireless service providers. During the third period, we substantially completed a warranty effort to make the performance of the downtilt mechanism more robust in extremely hot weather conditions. This antenna continues to be very popular with our customers and is our leading seller during the current period of network expansion.

         "Soon after the end of the third quarter, we signed a definitive agreement to sell our Space & Technology/Montreal division, and we now expect to close this transaction before year-end. We also continued to pursue negotiations under a non-binding letter of intent from a potential strategic buyer of our SatNet division. During the third quarter, we recognized a $4.0 million asset impairment charge for the SatNet division, based on the terms and conditions on which we could expect to be able to sell the division, as well as the weakening of the U.S. dollar and near-term market conditions. As a result of the effect of this charge under the financial covenants in our revolving credit agreement, we have discussed with our lenders - and we expect to obtain - a waiver of covenant default prior to filing our third quarter report on Form 10-Q.

         "We continue to be pleased with favorable business developments in 2005. Based on our current expectations, we are raising our earnings guidance for the year to $.80 - $.85 per share from continuing operations, as compared with the previous guidance of $.75 - $.80. Looking forward to 2006, we expect revenue growth of 10-15%, based on the expected demand for our current products, the planned introduction of new high-potential products, and positive outlook for defense communications programs."

                                 ---------------

EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,600 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has four reporting segments...

- LXE mobile computers and wireless local area networks, for materials handling and logistics.

- DEFENSE & SPACE SYSTEMS antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses.



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                                                               Atlanta, GA
                                                               November 8, 2005




- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite.

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications. THERE WILL BE A CONFERENCE CALL AT 4:30 PM EASTERN TIME ON TUESDAY, NOVEMBER 8, 2005, IN WHICH THE COMPANY'S MANAGEMENT WILL DISCUSS THE FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2005. IF YOU WOULD LIKE TO PARTICIPATE IN THIS CONFERENCE, PLEASE CALL 800-807-2165 (INTERNATIONAL CALLERS USE 507-726-3531) WITHIN APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. A TAPED REPLAY OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE THROUGH WEDNESDAY, NOVEMBER 15, 2005 BY DIALING 800-670-2962 (INTERNATIONAL CALLERS USE 620-294-1036).

Statements contained in this press release regarding the Company's expectations for its financial results for 2005, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

         - economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

         - difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

         - the requirement to obtain waivers from its bank creditors of financial-performance covenants continued in the Company's credit agreements, should the Company fail to meet its expectations for earnings and positive cash flow in future quarters, and the risk of credit agreement default if any such waiver should be required and cannot be obtained;

         - successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

         - uncertainties related to the completion of the proposed sales of the Company's Space & Technology/Montreal division, for which a contract is currently in effect, and its SatNet division, which is the subject of a non-binding letter of intent, as well as external market conditions, internal priorities and constraints, and financing availability that could affect a purchaser's willingness and ability to complete the transactions on terms and timing expected by the Company (in the event a sales transaction is not completed, the Space & Technology/Montreal operations and/or the SatNet division could be required to be reclassified back into continuing operations, and prior-year financial statements would be restated to reflect that status);


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                                                               Atlanta, GA
                                                               November 8, 2005




         - the ability of the Company to obtain patent licenses, with satisfactory license rights and royalty rates, from owners of RFID-related patents that the Company concludes are valid and would otherwise be infringed by Company products;

         - U.S. defense budget pressures on near-term spending priorities;

         - uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

         -        volatility of foreign exchange rates relative to the U.S.
                  dollar and their effect on purchasing power by international customers, and the cost structure of the Company's non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

         - successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

         - changes in the Company's consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

         - successful transition of products from development stages to an efficient manufacturing environment;

         - customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony and space-based communications);

         - the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complimentary offering with their own lines of avionics products;

         - the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

         - the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

         - development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

         - the demand growth for various mobile and high-speed data communications services, and the possible effect of public health concerns about alleged health risks of radio frequency emissions;


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                                                               Atlanta, GA
                                                               November 8, 2005



         - the Company's ability to attract and retain qualified personnel, particularly those with key technical skills;

         - the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth;

         - the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule;

         - the effects of consolidation in the telecommunications service provider industry, including effects on the numbers of suppliers used by the Company's customers, the overall demand by such customers for our products, and the possibility that such customers may demand greater price concessions; and

         - uncertainties associated with U.S. export controls and the export license process, which restrict the Company's ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company's ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.

Additional relevant factors and risks are identified under the caption "Risk Factors" in Part I, Item I, of the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004, filed March 31, 2005.


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                                                               Atlanta, GA
                                                               November 8, 2005


                             EMS Technologies, Inc.
                      Consolidated Statements of Operations
                      (In millions, except per-share data)


                                                               Quarter Ended          Nine Months Ended
                                                          ----------------------     -------------------
                                                            Oct. 1        Oct. 2      Oct. 1      Oct. 2
                                                             2005          2004        2005        2004
                                                          ----------      ------     -------     -------
Net sales                                                 $     84.4        57.6       226.2       179.7
Cost of sales                                                   58.3        37.5       153.4       116.2
Selling, general and administrative expenses                    16.2        14.3        48.4        43.6
Research and development expenses                                4.0         4.0        11.7        12.7
                                                          ----------       -----       -----       -----
  Operating income                                               5.9         1.8        12.7         7.2

Non-operating income                                             0.3         0.1         0.5         1.2
Foreign exchange loss                                           (0.2)         --        (0.3)       (0.1)
Interest expense                                                (1.0)       (0.5)       (3.0)       (1.6)
                                                          ----------       -----       -----       -----
  Earnings before income taxes                                   5.0         1.4         9.9         6.7

Income tax expense                                               1.7         0.4         3.4         1.9
                                                          ----------       -----       -----       -----
  Earnings from continuing operations                            3.3         1.0         6.5         4.8

Loss from discontinued operations                               (4.3)       (2.7)      (13.5)       (4.5)
                                                          ----------       -----       -----       -----
  Net earnings (loss)                                     $     (1.0)       (1.7)       (7.0)        0.3
                                                          ===========      ======      ======      ======

Net earnings (loss) per share:
  Basic - from continuing operations                      $     0.30        0.09        0.58        0.44
  Basic - from discontinued operations                         (0.39)      (0.24)      (1.20)      (0.41)
                                                          ----------       -----       -----       -----
    Basic earnings (loss) per share                       $    (0.09)      (0.15)      (0.62)       0.03
                                                          ===========      ======      ======      ======

  Diluted - from continuing operations                    $     0.29        0.09        0.58        0.43
  Diluted - from discontinued operations                       (0.38)      (0.24)      (1.20)      (0.41)
                                                          ----------       -----       -----       -----
    Diluted earnings (loss) per share                     $    (0.09)      (0.15)      (0.62)       0.02
                                                          ===========      ======      ======      ======

Weighted average number of shares:
  Common                                                        11.2        11.1        11.2        11.1
  Common and dilutive common equivalent                         11.2        11.2        11.2        11.2


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                                                               Atlanta, GA
                                                               November 8, 2005


                             EMS Technologies, Inc.
                           Consolidated Balance Sheets
                                  (In millions)

                                                    Oct. 1      Dec. 31
                                                     2005        2004
                                                  ---------     -------
Cash and cash equivalents                         $    18.4       19.3

Receivables billed                                     68.1       56.0
Unbilled receivables under long-term contracts         27.7       21.2
Customer advanced payments                             (3.0)      (1.9)
                                                  ---------     ------
  Trade accounts receivable                            92.8       75.3
                                                  ---------     ------
Inventories                                            32.7       33.4
Other current assets                                    1.4        1.4
Assets held for sale                                   56.2       64.7
                                                  ---------     ------
     Current assets                                   201.5      194.1
                                                  ---------     ------
Net property, plant and equipment                      33.2       31.5
Goodwill                                               13.5       13.5
Other assets                                           16.9       16.0
                                                  ---------     ------

                                                  $   265.1      255.1
                                                  =========      =====

Bank debt and current
  installments, long-term debt                    $    18.5        3.5
Accounts payable                                       31.9       23.8
Other liabilities                                      23.7       19.7
Liabilities related to assets held for sale            18.5       24.1
                                                  ---------     ------
     Current liabilities                               92.6       71.1
                                                  ---------     ------
Long-term debt                                         51.5       58.0
Stockholders' equity                                  121.0      126.0
                                                  ---------     ------
                                                  $   265.1      255.1
                                                  =========      =====



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                                                       Atlanta, GA
                                                       November 8, 2005


                             EMS Technologies, Inc.
                                  Segment Data
                                  (In millions)


                                                 Quarters Ended        Nine Months Ended
                                              --------------------    --------------------
                                               Oct. 1       Oct. 2     Oct. 1     Oct. 2
                                                2005         2004       2005       2004
                                              ---------    -------    -------    --------
NET SALES
LXE                                           $    30.7       27.3       89.1       80.0
Defense & Space Systems                            13.5       11.8       38.0       36.9
SATCOM                                             14.4        9.0       36.4       28.5
EMS Wireless                                       25.9        9.5       62.6       34.6
Other                                              (0.1)        --        0.1       (0.3)
                                              ---------     ------     ------     ------
  Total                                       $    84.4       57.6      226.2      179.7
                                              =========     ======     ======     ======

OPERATING INCOME (LOSS)
LXE                                           $     1.6        1.8        4.7        4.6
Defense & Space Systems                             1.6        0.1        2.5        1.6
SATCOM                                              1.5        0.6        2.9        1.3
EMS Wireless                                        1.3       (1.1)       3.0       (0.6)
Other                                              (0.1)       0.4       (0.4)       0.3
                                              ---------     ------     ------     ------
  Total                                       $     5.9        1.8       12.7        7.2
                                              =========     ======     ======     ======

EARNINGS (LOSS) FROM CONTINUING OPERATIONS
LXE                                           $     0.9        1.1        2.7        2.7
Defense & Space Systems                             0.9         --        1.4        0.8
SATCOM                                              1.2        0.6        2.4        1.3
EMS Wireless                                        0.7       (0.7)       1.6       (0.6)
Other                                              (0.4)        --       (1.6)       0.6
                                              ---------     ------     ------     ------
  Total                                       $     3.3        1.0        6.5        4.8
                                              =========     ======     ======     ======




FOR FURTHER INFORMATION PLEASE CONTACT:    DON T. SCARTZ
                                           CHIEF FINANCIAL OFFICER
                                           770-729-6510


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